Exhibit 99.2

HOLLYWOOD HOTEL HOLDINGS LLC and

HOLLYWOOD HOTEL TRS LLC

MARCH 31, 2015 and DECEMBER 31, 2014

INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants	1

Combined Balance Sheets for Hollywood Hotel Holdings LLC and Hollywood Hotel TRS LLC as of March 31, 2015 (unaudited) and December 31, 2014	2

Combined Statements of Operations for Hollywood Hotel Holdings LLC and Hollywood Hotel TRS LLC for the Three months ended March 31, 2015 (unaudited) and the Year Ended December 31, 2014	3

Combined Statements of Changes in Members’ Equity for Hollywood Hotel Holdings LLC and Hollywood Hotel TRS LLC for the Three months ended March 31, 2015 (unaudited) and the Year Ended December 31, 2014	4

Combined Statements of Cash Flows for Hollywood Hotel Holdings LLC and Hollywood Hotel TRS LLC for the Three months ended March 31, 2015 (unaudited) and the Year Ended December 31, 2014	5

Notes to Combined Financial Statements	6

Grant Thornton LLP 2010 Corporate Ridge, Suite 400 McLean, VA 22102-7838 T 703.847.7500 F 703.848.9580 www.GrantThornton.com

Members

Hollywood Hotel Holdings LLC and

Hollywood Hotel TRS LLC

We have audited the accompanying combined financial statements of Hollywood Hotel Holdings LLC (formerly MHI/Carlyle Hotel Investment Program I, LLC) and Hollywood Hotel TRS LLC (formerly MHI/Carlyle Hotel Lessee Program I, LLC) (Delaware limited liability companies) and subsidiaries, which comprise the combined balance sheet as of December 31, 2014, and the related combined statements of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Hotel Holdings LLC (formerly MHI/Carlyle Hotel Investment Program I, LLC) and Hollywood Hotel TRS LLC (formerly MHI/Carlyle Hotel Lessee Program I, LLC and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

McLean, Virginia

April 17, 2015

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

HOLLYWOOD HOTEL HOLDINGS LLC and

HOLLYWOOD HOTEL TRS LLC

COMBINED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,864,756	$2,153,906
Restricted cash	656,008	874,111
Accounts receivable	312,533	328,755
Prepaid expenses, inventory and other assets	191,541	205,888
Total current assets	4,024,838	3,562,660
Property and Equipment (at cost)
Land and improvements	14,205,909	14,205,909
Building and improvements	58,740,213	58,740,213
Furniture, fixtures and equipment	5,137,774	5,130,661
Total property and equipment	78,083,896	78,076,783
Less: accumulated depreciation	(15,696,916)	(15,253,641)
Property and equipment, net	62,386,980	62,823,142
Other Assets
Deferred loan costs, net	893,463	952,115
Other assets	404,478	331,476
Total other assets	1,297,941	1,283,591
TOTAL ASSETS	$67,709,759	$67,669,393

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$2,462,942	$1,910,613
Accounts payable and accrued expenses, member	127,774	146,836
Advance deposits	408,398	398,695
Total current liabilities	2,999,114	2,456,144
Long Term Liabilities
Mortgage loan exit fee	285,000	285,000
Mortgage loan, net	57,000,000	57,000,000
Total long term liabilities	57,285,000	57,285,000
TOTAL LIABILITIES	60,284,114	59,741,144
Commitments and contingencies (see Note 4)
MEMBERS’ EQUITY
Members’ equity accounts	7,425,645	7,928,249
TOTAL MEMBERS’ EQUITY	7,425,645	7,928,249
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$67,709,759	$67,669,393

The accompanying notes are an integral part of these combined financial statements.

HOLLYWOOD HOTEL HOLDINGS LLC and

HOLLYWOOD HOTEL TRS LLC

COMBINED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014
	(Unaudited)	(Unaudited)
REVENUE
Rooms revenue	$5,744,329	$5,207,846	$15,386,595
Food and beverage revenue	871,287	878,212	2,968,395
Other operating revenues	426,343	343,247	1,385,469
Total revenue	7,041,959	6,429,305	19,740,459
EXPENSES
Hotel operating expenses
Rooms department	952,598	867,823	3,270,930
Food and beverage department	637,728	632,017	2,270,918
Other operating departments	166,908	162,567	655,818
Indirect	2,169,747	1,975,526	7,436,198
Total hotel operating expenses	3,926,981	3,637,933	13,633,864
Depreciation and amortization	444,576	554,736	2,116,211
Corporate general and administrative	127,145	40,271	148,873
Total operating expenses	4,498,702	4,232,940	15,898,948
OPERATING INCOME	2,543,257	2,196,365	3,841,511
Other income (expense)
Interest expense	(645,861)	(646,163)	(2,612,032)
NET INCOME	$1,897,396	$1,550,202	$1,229,479

The accompanying notes are an integral part of these combined financial statements.

HOLLYWOOD HOTEL HOLDINGS LLC and

HOLLYWOOD HOTEL TRS LLC

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014
	(Unaudited)	(Unaudited)
MEMBERS’ EQUITY, BEGINNING OF YEAR	7,928,249	9,698,770	9,698,770
Net income	1,897,396	1,550,202	1,229,479
Members’ distributions	(2,400,000)	(3,000,000)	(3,000,000)
MEMBERS’ EQUITY, END OF PERIOD	$7,425,645	$8,248,972	$7,928,249

The accompanying notes are an integral part of these combined financial statements.

HOLLYWOOD HOTEL HOLDINGS LLC and

HOLLYWOOD HOTEL TRS LLC

COMBINED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income	$1,897,396	$1,550,202	$1,229,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	444,576	554,736	2,116,211
Amortization of deferred financing costs	58,652	54,839	234,312
Changes in assets and liabilities:
Restricted cash	(128,644)	(174,621)	(18,340)
Accounts receivable	16,222	776	(24,068)
Inventory, prepaid expenses and other assets	(59,955)	(10,916)	(141,156)
Accounts payable and accrued expenses	552,327	469,044	64,437
Accounts payable and accrued expenses, affiliates	(19,062)	(116,386)	38,329
Advance deposits	9,704	148,102	118,356
Net cash provided by operating activities	2,771,216	2,475,776	3,617,560
Cash Flows from Investing Activities:
Improvements and additions to hotel property	(7,113)	(8,776)	(484,253)
Funding of restricted cash reserves	(123,318)	(184,804)	(739,357)
Proceeds from restricted cash reserves	470,065	—	—
Net cash provided by (used in) investing activities	339,634	(193,580)	(1,223,610)
Cash Flows from Financing Activities:
Members’ capital distributed	(2,400,000)	(3,000,000)	(3,000,000)
Payment of deferred financing costs	—	(15,428)	(20,471)
Net cash used in financing activities	(2,400,000)	(3,015,428)	(3,020,471)
Net increase (decrease) in cash and cash equivalents	710,850	(733,232)	(626,521)
Cash and cash equivalents at the beginning of the period	2,153,906	2,780,427	2,780,427
Cash and Cash Equivalents at the End of the Period	$2,864,756	$2,047,195	$2,153,906
Supplemental Disclosures:
Cash paid during the period for interest	$384,892	$591,324	$2,403,810

The accompanying notes are an integral part of these combined financial statements.

HOLLYWOOD HOTEL HOLDINGS LLC and

HOLLYWOOD HOTEL TRS LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Organization and Description of Business

Hollywood Hotel Holdings LLC (formerly MHI/Carlyle Hotel Investment Program I, LLC) and Hollywood Hotel TRS LLC (formerly MHI/Carlyle Hotel Lessee Program I, LLC, and together “the Company”) were formed May 15, 2007 pursuant to a program agreement between Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) (“SOHO”) and The Carlyle Group (“Carlyle”) for the purpose of acquiring hotel properties for investment.  Subsidiaries of the Company, Hollywood Hotel Associates LLC (formerly MHI/Carlyle Sian Owner I, LLC) (“Sian Owner”) and Hollywood Hotel Associates Lessee LLC (formerly MHI/Carlyle Sian Lessee I, LLC) (“Sian Lessee”), were formed on May 25, 2007 for the purpose of acquiring a recently renovated property in Hollywood Beach, Florida, formerly known as the Ambassador Hotel, and re-opening as the Crowne Plaza Hollywood Beach Resort.  Sian Owner acquired the property on August 8, 2007 and on September 18, 2007, the Crowne Plaza Hollywood Beach Resort commenced operations.

Substantially all of the Company’s real and personal property is held by Sian Owner.  Sian Owner leases the hotel to Sian Lessee, which in turn has engaged a hotel management company to operate the hotel under a management contract.

2. Summary of Significant Accounting Policies

Basis of Presentation—The combined financial statements presented herein include all of the accounts of Sian Owner and Sian Lessee and represent the financial position and results of operations of the Crowne Plaza Hollywood Beach Resort.

Principles of Combination—The combined financial statements of the Company include the accounts of the Company and their wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents—All highly liquid investments with an original maturity of three months or less are cash equivalents.

Restricted Cash—Restricted cash represents the real estate tax escrow and an escrow reserve for replacement of furniture, fixtures and equipment held by the mortgage lender pursuant to the terms of the mortgage agreement.

Accounts Receivable—Accounts receivable consists primarily of hotel guest and banqueting receivables. Ongoing evaluations of collectability are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.   At March 31, 2015 (unaudited) and December 31, 2014, the Company had an allowance for doubtful accounts of $0.

Concentration of Credit Risk—The Company holds cash accounts at two institutions in excess of the FDIC protection limits of $250,000.  The Company’s exposure to credit loss in the event of the failure of these institutions is represented by the difference between the FDIC protection limit and the total amounts on deposit.  Management monitors, on a regular basis, the financial condition of the financial institutions along with the balances there on deposit to minimize the Company’s potential risk.

Property and Equipment—Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives as follows: land improvements – ten to twenty years, building and improvements – thirty-nine years, furniture and equipment – five to ten years.  Depreciation expense was $443,274, $553,434 and $2,111,003, respectively, for the three months ended March 31, 2015 and 2014 (unaudited), and the year ended December 31, 2014.

Expenditures for items that have a useful life of more than one year or that materially increase the value or extend the life of existing assets are capitalized, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged against earnings as incurred.  Upon sale or retirement of a fixed asset, the cost and related accumulated depreciation are removed and any resulting gain or loss is included in the combined statement of operations and members’ equity.

The management of Sian Owner reviews the hotel property for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel properties may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the property due to declining national or local economic conditions and/or new hotel construction in markets where the hotel is located. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of the hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related hotel property’s estimated fair market value is recorded and an impairment loss recognized.

Inventories—Inventories, consisting primarily of food and beverages, are stated at the lower of cost or market, with cost determined on a method that approximates first-in, first-out basis.  Generally, supplies of bed linens, towels, china, glass and silverware are not capitalized.  Purchases of replacement supplies are expensed when put into service.  However, with the opening of the hotel, initial supplies of linen, china, glass and silver are being amortized over their expected useful life of between 9 and 24 months.

Franchise License Fees—Fees expended to obtain the franchise license are amortized over the life of the license. The unamortized franchise fees as of March 31, 2015 (unaudited) and December 31, 2014 were $12,940 and $14,242, respectively. Amortization expense was $1,302, $1,302 and $5,208, respectively, for the three months ended March 31, 2015 and 2014 (unaudited) and the year ended December 31, 2014.

Revenue Recognition—Revenues from operation of the hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other hotel department revenues, such as telephone, parking, rooftop leases and gift shop sales and rentals.

Deferred Financing Costs—Deferred financing costs are recorded at cost and consist of loan fees and other costs incurred in obtaining debt financing. Amortization of deferred financing costs is computed using a method that approximates the effective interest method over the term of the related debt and is included in interest expense in the combined statements of operations and members’ equity.

Advertising—Advertising costs are expensed as incurred and were $23,725, $22,253 and $73,794, respectively, for the three months ended March 31, 2015 and 2014 (unaudited) and the year ended December 31, 2014.

Income Taxes—The Company, as well as its subsidiaries, Sian Owner and Sian Lessee are limited liability companies which file tax returns for which the members are taxed on their respective shares of the entity’s income, and accordingly, no provision for income taxes is included in the combined financial statements.

Use of Estimates—The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Occupancy and Other Taxes—Revenue is reported net of occupancy and other taxes collected from customers and remitted to governmental authorities.

3. Mortgage Debt

On December 27, 2013, the Company entered into a credit and security agreement and other loan documents to secure a $57.0 million non-recourse mortgage with Bank of America, N.A.  The proceeds from the loan were used to repay the existing first mortgage, to pay closing costs, and to make a distribution to the Company’s members.  The mortgage requires monthly payments of interest only at the rate of LIBOR plus additional interest of 3.95%.  The loan matures on December 31, 2016, but may be extended for up to two additional one-year periods, pursuant to certain terms and conditions.

The loan requires payment of an exit fee of $285,000 unless the loan is repaid or prepaid through a refinance with the existing lender or unless the property is sold.

Total debt maturities as of March 31, 2015 (unaudited), without regard to extension options, were as follows:

December 31, 2016	$57,000,000

4. Commitments and Contingencies

Management Agreement—Sian Lessee, which leases the property from Sian Owner, has contracted with MHI Hotels Services, LLC, doing business as Chesapeake Hospitality (“Chesapeake Hospitality”) to manage the property under a ten-year management agreement that expires in August 2017. (See Note 6).  The management agreement may be terminated earlier than the stated term for convenience or upon the sale of the hotel, in which case we may incur early termination fees.

Asset Management Agreement—Sian Owner has engaged MHI Hospitality TRS II, LLC, an indirect subsidiary of Sotherly Hotels, LP, to provide advisory and consultation services with respect to ownership, management, operation, financing and disposition of the Crowne Plaza Hollywood Beach Resort.  (See Note 6.)

Franchise Agreements—As of March 31, 2015 (unaudited) and December 31, 2014, the Crowne Plaza Hollywood Beach Resort operated under a franchise license from InterContinental Hotel Group.  Under the franchise agreement, the hotel is required to pay a franchise fee generally between 2.5% and 5.0% of room revenues, plus additional fees that amount to between 2.5% and 6.0% of room revenues from the hotel.  The franchise agreements provides for early termination fees in the event the agreement is terminated before the stated term.

Restricted Cash Reserves—Each month, the Company is required to escrow with its lender an amount equal to 1/12 of the estimated annual real estate taxes due for the property.  The Company is also required to make a contribution equal to 4.0% of gross revenues to a property improvement fund to cover the cost of replacing and refurbishing property, plant and equipment.

Litigation—The Company is involved in routine litigation arising out of the ordinary course of business, which the Company expects to be covered by insurance and we believe it is not reasonably possible such matters will have a material impact on its financial condition.

5. Indirect Hotel Operating Expenses

Indirect hotel operating expenses consists of the following expenses:

	Three months ended March 31, 2015	Three months ended March 31, 2014	Year Ended December 31, 2014
	(Unaudited)	(Unaudited)
General and administrative	$365,205	$341,941	$1,242,127
Sales and marketing	442,905	364,885	1,459,934
Repairs and maintenance	215,077	201,342	862,138
Utilities	193,682	207,206	851,379
Franchise fees	294,735	263,525	781,186
Management fees	316,888	289,225	888,226
Insurance	141,988	135,692	553,460
Property taxes	192,315	164,863	765,772
Other	6,952	6,847	31,976
Total indirect hotel operating expenses	$2,169,747	$1,975,526	$7,436,198

6. Related Party Transactions

Management Agreement—The Crowne Plaza Hollywood Beach Resort is operated by Chesapeake Hospitality (a company majority-owned and controlled by the CEO, the former CFO, a current director and a former director of SOHO) under a management agreement.  Under that agreement, Chesapeake Hospitality receives a base management 3.0% of gross revenues.  Management fees for the three months ended March 31, 2015 and 2014 (unaudited) and the year ended December 31, 2014 were $211,259, $192,785 and $592,119, respectively.  Unpaid management fees included in accounts payable and accrued liabilities at March 31, 2015 (unaudited) and December 31, 2014 totaled $72,333 and $58,076, respectively.

Asset Management Agreement—The Company has engaged MHI Hospitality TRS II, LLC, an indirect subsidiary of SOHO, to provide advisory and consultation services previously described.  A fee of 1.50% of total revenue is due on a quarterly basis for services rendered.  Asset management fees for the three months ended March 31, 2015 and 2014 (unaudited) and the year ended December 31, 2014 were $105,629, $96,440 and $296,107, respectively.  Unpaid asset management fees included in accounts payable and accrued liabilities at March 31, 2015 (unaudited) and December 31, 2014 totaled $105,629 and $73,278, respectively.

Accounts payable and accrued expenses, member – The amounts included in accounts payable and accrued expenses, affiliates as of March 31, 2015 (unaudited) and December 31, 2014, are $127,774 and $146,836, respectively.  These include asset management fees of $105,629 and other accrued expenses owed to Sotherly Hotels, LP of $22,145 as of March 31, 2015 (unaudited) and asset management fees of $73,278 and other accrued expenses owing to Sotherly Hotels LP of $73,558 as of December 31, 2014.

7. Subsequent Events - annual period

The Company has evaluated all events subsequent to the balance sheet date of December 31, 2014 through April 17, 2015, which is the date these combined financial statements were available to be issued.  All subsequent events requiring recognition or disclosure have been incorporated into these financial statements.

8. Subsequent Events – interim period (unaudited)

On July 31, 2015, a transaction with Carlyle closed and indirect subsidiaries of Sotherly Hotels, LP acquired the remaining 75% interest in the entities that own the JV Owner and the JV Lessee previously owned by Carlyle.  As a result, Sotherly Hotels, LP now has a 100% indirect ownership interest in the entities that own the Crowne Plaza Hollywood Beach Resort.

The purchase price for the remaining 75.0% interest in the Crowne Plaza Hollywood Beach Resort was a cash payment in the aggregate amount of approximately $26.3 million, subject to customary pro-rations. The existing mortgage loan secured by the Crowne Plaza Hollywood Beach Resort in the amount of $57.0 million issued by Bank of America, N.A. (the “Hollywood Mortgage Loan”) remains in place.  Pursuant to the purchase and sale agreement, Sotherly Hotels, LP was substituted for, and affiliates of Carlyle were released from, a guaranty and certain indemnification obligations relating to the Hollywood Mortgage Loan.

Concurrently with the closing of the purchase and sale of the 75.0% interest in the Crowne Plaza Hollywood Beach Resort, the Company entered into a new management agreement with Chesapeake Hospitality.  The new agreement has a 5-year term, but may be extended for two additional five-year periods.  Chesapeake Hospitality will receive a base management fee of 2.0% of gross revenues for the first full year from the commencement date through the anniversary date, 2.25% of gross revenues for the second full year, and 2.50% of gross revenues for every year thereafter.  In addition, Chesapeake Hospitality will be eligible to receive an incentive management fee equal to 10.0% of the amount by which the gross operating profit of the property exceeds the budgeted gross operating profit, up to a maximum incentive management fee of 0.25% of gross revenues.

On September 28, 2015 the Company entered into a credit and security agreement and other loan documents to secure a $60.0 million non-recourse mortgage, on the Crowne Plaza Hollywood Beach Resort, with Bank of America, N.A.  The proceeds from the loan were used to repay the existing first mortgage, to pay closing costs, and to make a distribution to the Company’s members.  The mortgage requires monthly payments of principal & interest at fixed interest rate of 4.91%.  The loan matures on September 30, 2025, and amortizes over a 30 year period.

The Company has evaluated all events subsequent to the balance sheet date of March 31, 2015 through October 7, 2015, which is the date these combined financial statements were available to be issued.  All subsequent events requiring recognition or disclosure have been incorporated into these financial statements.